Exhibit 99.1


     Forward Air Corporation Reports Second Quarter 2007 Results and Announces the Acquisition of Pool Distributor USA Carriers, Inc.


    GREENEVILLE, Tenn.--(BUSINESS WIRE)--July 23, 2007--Forward Air Corporation (NASDAQ:FWRD) today reported results for the second quarter and six months ended June 30, 2007.

    Operating revenue for the quarter ended June 30, 2007 increased 7.3% to $93.1 million from $86.8 million for the same quarter in 2006. Income from operations was $18.3 million, compared with $19.8 million in the prior-year quarter, a decrease of 7.4%. As a percent of operating revenue, income from operations decreased to 19.7% from 22.8% for the same quarter last year. Net income during the period decreased by $1.5 million, or 11.9%, to $11.5 million from $13.0 million in the prior-year quarter. Diluted income per share from operations for the second quarter of 2007 was $0.38 compared with $0.41 in the prior-year quarter, a decrease of 7.3%. The second quarter results include approximately $1.0 million of additional operating expense related to adjusting our self-insurance accruals based on updated actuarial reviews. The additional expense relates to deterioration in loss development factors on prior period claims. These additional expenses resulted in approximately a $0.02 reduction in diluted income per share. In addition to the insurance adjustment, the change in revenue mix had a negative impact on profitability. The change in mix, while profitable, does not generate the higher margins of our airport-to-airport network.

    Operating revenue for the six months ended June 30, 2007 increased 6.7% to $180.5 million from $169.1 million for the same period in 2006. Income from operations was $34.2 million, compared with $36.7 million in the prior-year period, a decrease of 7.0%. As a percent of operating revenue, income from operations decreased to 18.9% for the first six months of 2007 from 21.7% in 2006. Net income during the period decreased 9.4% to $21.8 million from $24.0 million in the prior-year period. Diluted income per share from operations for the first six months of 2007 was $0.72 compared with $0.75 in the prior-year period, a decrease of 4.0%.

    Commenting on the second quarter, Rodney L. Bell, Senior Vice President and CFO, said, "The second quarter was challenging as a result of the difficult comparisons with the second quarter of 2006 which, operationally, was the best in the Company's history. These difficult comparisons were compounded by the challenging freight environment. In spite of these factors, we managed to deliver solid results. Our people continued to maintain a strong cost control discipline and did an excellent job bringing our purchased transportation cost in our airport-to-airport network back into line."

    Acquisition:

    Today Forward Air announced that its wholly-owned subsidiary, Forward Air Solutions, Inc., has entered into an agreement to acquire certain assets of USA Carriers, Inc. (USAC), a privately held provider of pool distribution services headquartered in Fort Wayne, Indiana. The $12.5 million transaction is scheduled to close on or about July 31, 2007 and is subject to the receipt of applicable consents and satisfaction of other customary closing conditions.

    Founded in 1962, USAC is a highly respected, well established transportation service provider with 11 facilities located throughout the Southeast, Midwest and Southwest. USAC generated approximately $32 million in revenue for the year ended December 31, 2006.

    The acquisition provides an important operating platform that will enable further expansion of the Forward Air Complete pick-up and delivery product, TLX truckload brokerage and value-added handling components of the "Completing the Model" strategic initiative announced earlier this year. For the balance of the year, it is anticipated that the acquisition will have a neutral earnings impact as the acquired assets are integrated and operating efficiencies are achieved.

    Commenting on the acquisition, Bruce A. Campbell, Chairman, President and CEO, said, "We are very excited to be acquiring the assets of a company of USAC's caliber and adding pool distribution to our service offerings. Pool distribution is a natural fit with our 'Completing the Model' strategic initiative."

    Review of Financial Results

    Forward Air will hold a conference call to discuss second quarter 2007 results on Tuesday, July 24, 2007, at 9:00 a.m. EDT. The
Company's conference call will be available online at www.forwardair.com or by dialing 800.841.9385. A replay of the conference call will be available at www.forwardair.com beginning shortly after the completion of the live call.

    About Forward Air

    Forward Air is a high-service-level contractor to the air cargo industry providing time-definite ground transportation services through a network of 81 terminals located on or near major airports in the United States and Canada. The Company provides these services as a cost-effective alternative to air transportation of cargo that must be delivered at a specific time but is relatively less time-sensitive than traditional air freight or when air transportation is not economical.




                       FORWARD AIR CORPORATION
             Condensed Consolidated Statements of Income
                             (Unaudited)

                               Three months ended   Six months ended
                               ------------------- -------------------
                               June 30,  June 30,  June 30,  June 30,
                                 2007      2006      2007      2006
                               --------- --------- --------- ---------
Operating Revenue:              (In thousands, except per share data)
Airport-to-airport             $ 77,237  $ 74,014  $151,458  $145,898
Logistics                        10,680     7,903    18,865    13,728
Other                             5,230     4,862    10,178     9,483
                               --------- --------- --------- ---------
Operating revenue                93,147    86,779   180,501   169,109

Operating expenses:
Airport-to-airport               29,739    28,340    60,271    55,420
Logistics                         8,150     5,587    14,296     9,778
Other                             1,477     1,207     2,773     2,372
                               --------- --------- --------- ---------
    Total purchased
     transportation              39,366    35,134    77,340    67,570
    Salaries, wages and
     employee benefits           19,964    18,330    38,977    37,123
    Operating leases              3,882     3,422     7,617     6,868
    Depreciation and
     amortization                 2,494     2,052     4,874     4,451
    Insurance and claims          1,900     1,710     3,602     3,191
    Other operating expenses      7,228     6,364    13,938    13,183
                               --------- --------- --------- ---------
Total operating expenses         74,834    67,012   146,348   132,386
                               ========= ========= ========= =========
Income from operations           18,313    19,767    34,153    36,723

Other income (expense):
Interest expense                    (41)      (16)      (81)      (41)
Other, net                          469       887     1,221     1,521
                               --------- --------- --------- ---------
Total other income                  428       871     1,140     1,480
                               --------- --------- --------- ---------
Income before income taxes       18,741    20,638    35,293    38,203
Income taxes                      7,266     7,617    13,525    14,174
                               --------- --------- --------- ---------
Net income                     $ 11,475  $ 13,021  $ 21,768  $ 24,029
                               ========= ========= ========= =========

Income per share:
Basic                          $   0.38  $   0.41  $   0.72  $   0.77
                               ========= ========= ========= =========
Diluted                        $   0.38  $   0.41  $   0.72  $   0.75
                               ========= ========= ========= =========
Weighted average shares
 outstanding:
Basic                            29,805    31,431    30,070    31,354
Diluted                          30,162    31,928    30,412    31,852





                       FORWARD AIR CORPORATION
                Condensed Consolidated Balance Sheets
                            (In thousands)

                                           June 30,      December 31,
                                              2007           2006
                                         -------------- --------------
                                          (Unaudited)    Audited (a)
Assets
Current assets:
  Cash                                      $    10,336    $     8,231
  Short-term investments                         10,575         61,650
  Accounts receivable, net                       51,876         48,486
  Other current assets                            7,568          9,196
                                         -------------- --------------
Total current assets                             80,355        127,563

Property and equipment                          143,368        101,190
  Less accumulated depreciation and
   amortization                                  51,086         47,875
                                         -------------- --------------
Total property and equipment, net                92,282         53,315
Goodwill and other acquired intangibles:
  Goodwill                                       15,588         15,588
  Other acquired intangibles, net                10,552         10,731
Total goodwill and other acquired
 intangibles                                     26,140         26,319
Other assets                                      1,199          5,817
                                         -------------- --------------
Total assets                                $   199,976    $   213,014
                                         ============== ==============

Liabilities and Shareholders' Equity
Current liabilities:
  Accounts payable                          $     6,439    $     7,949
  Accrued expenses                                9,889         11,144
  Current portion of capital lease
   obligations                                       42             40
                                         -------------- --------------
Total current liabilities                        16,370         19,133

Capital lease obligations, less current
 portion                                            775            796
Other long-term liabilities                       3,193          1,271
Deferred income taxes                             7,392          6,587

Shareholders' equity:
  Common stock                                      294            304
  Retained earnings                             171,952        184,923
                                         -------------- --------------
Total shareholders' equity                      172,246        185,227
                                         -------------- --------------
Total liabilities and shareholders'
 equity                                     $   199,976    $   213,014
                                         ============== ==============

(a) Taken from audited financial statements, which are not presented in their entirety.





                       FORWARD AIR CORPORATION
     Condensed Consolidated Statements of Cash Flows (Unaudited)
                            (In thousands)

                                               Six months ended
                                         -----------------------------
                                           June 30,       June 30,
                                              2007           2006
                                         -------------- --------------
Operating activities:
Net income                                  $   21,768     $   24,029
Adjustments to reconcile net income to
 net cash provided by operating
 activities:
  Depreciation and amortization                  4,874          4,451
  Share-based compensation                       1,483            580
  (Gain) loss on sale of property and
   equipment                                      (235)          (165)
  Provision for (recovery) loss on
   receivables                                    (114)            39
  Provision for revenue adjustments              1,165          1,083
  Deferred income taxes                          1,514          1,569
  Tax benefit of stock options exercised            (8)        (1,423)
Changes in operating assets and
 liabilities:
    Accounts receivable                         (4,312)        (3,508)
    Prepaid expenses and other current
     assets                                      1,347          2,174
    Accounts payable and accrued
     expenses                                   (2,240)        (6,860)
                                         -------------- --------------
Net cash provided by operating
 activities                                     25,242         21,969

Investing activities:
Proceeds from disposal of property and
 equipment                                         273          3,200
Purchases of property and equipment            (38,535)        (5,190)
Proceeds from sales or maturities of
 available-for-sale securities                 126,635        114,404
Purchases of available-for-sale
 securities                                    (75,560)      (115,699)
Other                                             (676)           (13)
                                         -------------- --------------
Net cash provided by (used in) investing
 activities                                     12,137         (3,298)

Financing activities:
Payments of capital lease obligations              (19)           (19)
Payments on line of credit                          --         (1,504)
Proceeds from exercise of stock options            275          4,183
Payments of cash dividends                      (4,222)        (4,407)
Common stock issued under employee stock
 purchase plan                                     138            115
Repurchase of common stock                     (31,220)        (5,772)
Cash settlement of share-based awards
 for minimum tax withholdings                     (234)            --
Tax benefit of stock options exercised               8          1,423
                                         -------------- --------------
Net cash used in financing activities          (35,274)        (5,981)
                                         -------------- --------------
Net increase in cash                             2,105         12,690
Cash at beginning of period                      8,231            332
                                         -------------- --------------
Cash at end of period                       $   10,336     $   13,022
                                         ============== ==============


    Important Information

    This press release contains "forward-looking statements," as defined in Section 27A of the Securities Act of 1933, as amended, and
Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements are statements other than historical information or statements of current condition and relate to future events or our future financial performance. Some forward-looking statements may be identified by use of such terms as "believes," "anticipates," "intends," "plans," "estimates," "projects" or "expects." Such forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. The following is a list of factors, among others, that could cause actual results to differ materially from those contemplated by the forward-looking statements: economic factors such as recessions, inflation, higher interest rates and downturns in customer business cycles, our inability to maintain our historical growth rate because of a decreased volume of freight moving through our network or decreased average revenue per pound of freight moving through our network, increasing competition and pricing pressure, surplus inventories, loss of a major customer, the creditworthiness of our customers and their ability to pay for services rendered, our ability to secure terminal facilities in desirable locations at reasonable rates, the inability of our information systems to handle an increased volume of freight moving through our network, changes in fuel prices, claims for property damage, personal injuries or workers' compensation, employment matters including rising health care costs, enforcement of and changes in governmental regulations, environmental and tax matters, the handling of hazardous materials, the availability and compensation of qualified independent owner-operators and freight handlers needed to serve our transportation needs and our inability to successfully integrate acquisitions. As a result of the foregoing, no assurance can be given as to future financial condition, cash flows or results of operations. We undertake no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.


    CONTACT: Forward Air Corporation
             Rodney L. Bell, 423-636-7000
             rbell@forwardair.com